EXHIBIT 99.1

FOR IMMEDIATE RELEASE February 27, 2008	CONTACT: Frederick N. Cooper (215) 938-8312 fcooper@tollbrothersinc.com Joseph R. Sicree (215) 938-8045 jsicree@tollbrothersinc.com
TOLL BROTHERS REPORTS 1ST QTR 2008 RESULTS
Horsham, PA, February 27, 2008 — Toll Brothers, Inc. (NYSE:TOL) (www.tollbrothers.com), the nation’s leading builder of luxury homes, today reported final results for its first quarter ended January 31, 2008.
In FY 2008’s first quarter, the Company generated a net loss of $96.0 million, or $0.61 per share diluted, which included pre-tax write-downs of $245.5 million ($153.3 million, or $0.93 per share diluted, after-tax), $27.8 million (pre-tax) of which was attributable to joint ventures. Excluding write-downs, FY 2008’s first-quarter earnings were $57.3 million, or $0.35 per share diluted. For comparison, FY 2007’s first-quarter net income was $54.3 million, or $0.33 per share diluted, including pre-tax write-downs and a $9.0 million goodwill impairment, together totaling $105.9 million ($64.6 million, or $0.39 per share diluted, after-tax). Excluding write-downs, FY 2007’s first-quarter earnings were $118.9 million or $0.72 per share diluted.
FY 2008’s first-quarter total revenues were $842.9 million, 23% lower than FY 2007’s first-quarter total revenues of $1.09 billion. FY 2008’s first-quarter-end backlog was $2.40 billion, 42% lower than FY 2007’s first-quarter-end backlog of $4.15 billion.
Gross signed contracts for FY 2008’s first quarter of $573.1 million and 904 homes declined 46% and 38%, respectively, versus FY 2007’s same period totals of $1.07 billion and 1,463 homes. In FY 2008’s first quarter, the Company had 257 cancellations totaling approximately $198.0 million, compared to 436 cancellations totaling $318.9 million in FY 2007’s first quarter, and 417 cancellations totaling $328.5 million in FY 2007’s fourth quarter. FY 2008 first-quarter net (after cancellations) signed contracts totaled 647 homes, or $375.1 million, a decline of 37% in units and 50% in dollars, compared to FY 2007’s first-quarter results of 1,027 net signed contracts, or $748.7 million.
The average price per unit of gross contracts signed in FY 2008’s first quarter was $634,000, compared to $646,000 in FY 2007’s fourth quarter and $730,000 in FY 2007’s first quarter. The year-over-year decline in average price was due primarily to a shift in the Company’s product mix, as well as to some additional incentives.
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The Company’s net debt-to-capital ratio (1) at January 31, 2008 stood at 26.8%, its lowest level ever, compared to 31.0% one year ago. The Company, which has continued to renegotiate, and in some cases, reduce its optioned land positions, ended FY 2008’s first quarter with approximately 55,000 lots owned and optioned, compared to approximately 91,200 at its peak at the second-quarter-end of FY 2006. The Company ended the first quarter with 315 selling communities, down from the peak of 325 at FY 2007’s second-quarter-end, and expects to be selling from approximately 300 communities by Fiscal Year End 2008.
(1)Net debt-to-capital is calculated as total debt minus mortgage warehouse loans minus cash, divided by total debt minus mortgage warehouse loans minus cash plus stockholders’ equity.
Robert I. Toll, chairman and chief executive officer, stated: “The selling season, which we believe starts in mid-January, has been weak for the third year in a row. We have seen a few glimmers of hope, for example, in the Naples, Florida area and the suburban Washington D.C. market. The improvement in Naples, which was a tremendous market before the downturn, is noteworthy because from March 2006 through late 2007, it seemed as though we couldn’t give away a home there. In metro D.C., which was among the first markets to weaken, we have seen the glimmer before and it faded; perhaps this time it won’t.
“We continue to conservatively trim our land position and focus on maintaining our strong balance sheet and liquidity. With over $950 million in cash and over $1.2 billion available under our bank credit facility, which matures in March 2011, we believe we are positioned to profit from opportunities that may arise in the current market.
“Ceaseless talk of a recession continues to dampen the mood of consumers in general, whether or not a recession actually occurs. For home buyers, we believe this drumbeat, coupled with concerns over mortgages, the direction of home prices, and foreclosures, has kept pent-up demand on the sidelines.
“Household formations continue to grow as they are projected to do into the next decade. Personal wealth continues to be created as well. Mortgage rates are low, unemployment is still low by historical standards, and housing affordability has continued to improve. Conforming and jumbo mortgages are quite available to buyers such as ours, with strong credit scores and reasonably leveraged home purchases. We believe that revived buyer confidence is paramount to getting the market moving again. Only when customers believe we are done with housing deflation will the excess supply clear and the market return to equilibrium.”
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Toll Brothers’ financial highlights for the first quarter ended January 31, 2008 (unaudited):
▪	FY 2008’s first-quarter net loss was $96.0 million, or $0.61 per share diluted, compared to FY 2007’s first-quarter net income of $54.3 million, or $0.33 per share diluted. FY 2008’s first-quarter net loss included pre-tax write-downs of $245.5 million, or $0.93 per share diluted. $145.2 million of the write-downs was attributable to operating communities and owned land, $27.8 million was attributable to unconsolidated entities in which the Company has an investment, and $72.5 million was attributable to optioned land. In FY 2007, first-quarter pre-tax write-downs totaled $105.9 million, ($64.6 million, or $0.39 per share diluted, after tax) including a $9.0 million pre-tax goodwill impairment charge.
▪	Excluding write-downs, FY 2008’s first-quarter earnings were $57.3 million, or $0.35 per share diluted, down 52% versus FY 2007’s first-quarter earnings, excluding write-downs, of $118.9 million, or $0.72 per share diluted.
▪	FY 2008’s first-quarter total revenues of $842.9 million decreased 23% from FY 2007’s first-quarter total revenues of $1.09 billion. FY 2008’s first-quarter home building revenues of $842.3 million decreased 23% from FY 2007’s first-quarter home building revenues of $1.09 billion. Revenues from land sales totaled $0.5 million in FY 2008’s first quarter, compared to $3.4 million in FY 2007’s first quarter.

▪	In addition, in the Company’s FY 2008 first quarter, unconsolidated entities in which the Company had an interest delivered $11.3 million of homes, compared to $20.6 million in the first quarter of FY 2007. The Company’s share of profits from the delivery of these homes is included in “(Loss)/Earnings from Unconsolidated Entities” on the Company’s Income Statement.

▪	The Company signed 904 gross contracts totaling approximately $573.1 million in FY 2008’s first quarter, a decline of 38% and 46%, respectively, compared to the 1,463 gross contracts totaling $1.07 billion signed in FY 2007’s first quarter.

▪	In FY 2008, first quarter cancellations totaled 257 compared to 417, 347, 384, 436, 585 and 317 in FY 2007’s fourth, third, second and first quarters and FY 2006’s fourth and third quarters, respectively. FY 2006’s third quarter was the first period in which cancellations reached elevated levels in the current housing downturn. FY 2008’s first quarter cancellation rate (current-quarter cancellations divided by current-quarter signed contracts) was 28.4%, versus 38.9%, 23.8%, 18.9%, 29.8%, respectively, in the preceding fourth, third, second and first quarters of 2007, and 36.7% and 18.0%, respectively, in FY 2006’s fourth and third quarters. As a percentage of beginning-quarter backlog, FY 2008’s first quarter cancellation rate was 6.5%, compared to 8.3%, 6.0%, 6.5% and 6.7% in the fourth, third, second and first quarters of FY 2007, respectively, and 7.3% and 3.6% in the fourth and third quarters of FY 2006, respectively.
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▪	The Company’s FY 2008 first-quarter net contracts of 647 units, or approximately $375.1 million, declined by 37% and 50%, respectively, compared to FY 2007’s first-quarter contracts of 1,027 units, or $748.7 million. In addition, in FY 2008’s first quarter, unconsolidated entities in which the Company had an interest signed contracts of approximately $17.8 million.

▪	The average price per unit of gross contracts signed in FY 2008’s first quarter was $634,000, compared to $730,000 in FY 2007’s first quarter, due to the Company’s product mix as well as to some additional incentives. The average price of the 257 first-quarter FY 2008 cancellations was a much higher $770,000 per unit. The effect of these cancellations, coupled with a shift in the company’s product mix, was to reduce the average price of net signed contracts in FY 2008’s first quarter to $580,000 per unit. In FY 2007’s fourth quarter, the average price of gross contracts signed, cancellations and net contracts signed were $647,000, $788,000 and $557,000 respectively.

▪	In FY 2008, first-quarter-end backlog of approximately $2.40 billion decreased 42% from FY 2007’s first-quarter-end backlog of $4.15 billion. In addition, at January 31, 2008, unconsolidated entities in which the Company had an interest had a backlog of approximately $85.8 million.

▪	The Company ended its FY 2008 first quarter with more than $950 million in cash plus more than $1.2 billion available under its bank credit facility, which matures in 2011.
Toll Brothers will be broadcasting live via the Investor Relations section of its website, www.tollbrothers.com, a conference call hosted by chairman and chief executive officer Robert I. Toll at 2:00 p.m. (EST) today, February 27, 2008, to discuss these results. To access the call, enter the Toll Brothers website, then click on the Investor Relations page, and select “Conference Calls”. Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software. The call can be heard live with an on-line replay which will follow and continue through April 30, 2008.
Toll Brothers, Inc. is the nation’s leading builder of luxury homes. The Company began business in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange under the symbol “TOL”. The Company serves move-up, empty-nester, active-adult and second-home home buyers and operates in 21 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Maryland, Massachusetts, Michigan, Minnesota, Nevada, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Texas, Virginia and West Virginia.
Toll Brothers builds luxury single-family detached and attached home communities, master planned luxury residential resort-style golf communities and urban low-, mid- and high-rise communities, principally on land it develops and improves. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management and landscape subsidiaries. The Company also operates its own lumber distribution, and house component assembly and manufacturing operations.
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Toll Brothers, a FORTUNE 500 Company, is the only publicly traded national home building company to have won all three of the industry’s highest honors: America’s Best Builder from the National Association of Home Builders, the National Housing Quality Award, and Builder of the Year. Toll Brothers proudly supports the communities in which it builds; among other philanthropic pursuits, the Company sponsors the Toll Brothers — Metropolitan Opera International Radio Network, bringing opera to neighborhoods throughout the world. For more information, visit tollbrothers.com.
Certain information included herein and in other Company reports, SEC filings, verbal or written statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, information related to anticipated operating results, financial resources, changes in revenues, changes in profitability, changes in margins, changes in accounting treatment, interest expense, land-related write-downs, home buyer cancellations, growth and expansion, anticipated income to be realized from our investments in unconsolidated entities, the ability to acquire land, the ability to gain approvals and to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the ability to secure materials and subcontractors, the ability to produce the liquidity and capital necessary to expand and take advantage of opportunities in the future, industry trends, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, the demand for homes, domestic and international political events, uncertainties created by terrorist attacks, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, uncertainties and fluctuations in capital and securities markets, changes in tax laws and their interpretation, legal proceedings, the availability of adequate insurance at reasonable cost, the ability of customers to obtain adequate and affordable financing for the purchase of homes, the ability of home buyers to sell their existing homes, the availability and cost of labor and materials, and weather conditions.
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TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	January 31,	October 31,
	2008	2007
	(Unaudited)
ASSETS
Cash and cash equivalents	$956,644	$900,337
Inventory	5,273,702	5,572,655
Property, construction and office equipment, net	98,342	84,265
Receivables, prepaid expenses and other assets	130,331	135,910
Contracts receivable	24,471	46,525
Mortgage loans receivable	78,544	93,189
Customer deposits held in escrow	31,824	34,367
Investments in and advances to unconsolidated entities	156,931	183,171
Deferred tax assets, net	269,830	169,897

	$7,020,619	$7,220,316

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Loans payable	$712,015	$696,814
Senior notes	1,142,591	1,142,306
Senior subordinated notes	350,000	350,000
Mortgage company warehouse loan	67,605	76,730
Customer deposits	226,713	260,155
Accounts payable	192,346	236,877
Accrued expenses	694,283	724,229
Income taxes payable	213,670	197,960

Total liabilities	3,599,223	3,685,071

Minority interest	8,014	8,011

Stockholders’ equity
Common stock	1,585	1,570
Additional paid-in capital	258,718	227,561
Retained earnings	3,155,508	3,298,925
Treasury stock	(787)	(425)
Accumulated other comprehensive income	(1,642)	(397)

Total stockholders’ equity	3,413,382	3,527,234

	$7,020,619	$7,220,316

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TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
(Unaudited)

	Three months ended
	January 31,
	2008	2007
Revenues:
Completed contract	$826,534	$1,054,136
Percentage of completion	15,795	33,085
Land sales	523	3,390

	842,852	1,090,611

Cost of revenues:
Completed contract	834,196	846,403
Percentage of completion	12,888	25,897
Land sales	434	1,037
Interest	20,967	22,643

	868,485	895,980

Selling, general and administrative expenses	121,318	134,210
Goodwill impairment		8,973

(Loss) income from operations	(146,951)	51,448
Other:
(Loss) earnings from unconsolidated entities	(24,086)	6,792
Interest and other income	19,082	28,960

(Loss) income before income taxes	(151,955)	87,200
Income tax (benefit) provision	(55,998)	32,884

Net (loss) income	$(95,957)	$54,316

(Loss) earnings per share:
Basic	$(0.61)	$0.35

Diluted	$(0.61)	$0.33

Weighted-average number of shares:
Basic	157,813	154,212
Diluted	157,813	164,048

Supplemental information:
Depreciation and amortization	$7,418	$8,366

Interest incurred	$33,105	$34,151

Interest expense by source of revenue:
Completed contract	$20,701	$21,737
Percentage of completion	264	905
Land	2	1

Total	$20,967	$22,643

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Toll Brothers operates in four geographic segments:

North:	Connecticut, Illinois, Massachusetts, Michigan, Minnesota, New Jersey, New York and Rhode Island
Mid-Atlantic:	Delaware, Maryland, Pennsylvania, Virginia and West Virginia
South:	Florida, Georgia (2008 only), North Carolina, South Carolina and Texas
West:	Arizona, California, Colorado and Nevada

	Three Months Ended		Three Months Ended
	January 31,		January 31,
	Units		$ (Millions)
HOME BUILDING REVENUES	2008	2007	2008	2007
COMPLETED CONTRACT COMMUNITIES
North	273	287	$204.4	$191.6
Mid-Atlantic	399	512	250.3	329.1
South	282	403	145.3	233.1
West	254	357	226.5	300.3

Total	1,208	1,559	826.5	1,054.1

PERCENTAGE OF COMPLETION(1)
North			$22.4	$19.5
South			(6.6)	13.6

Total	—	—	$15.8	$33.1

TOTAL
North	273	287	$226.8	$211.1
Mid-Atlantic	399	512	250.3	329.1
South	282	403	138.7	246.7
West	254	357	226.5	300.3

Total consolidated	1,208	1,559	$842.3	$1,087.2

CONTRACTS
COMPLETED CONTRACT COMMUNITIES (2)
North	178	340	$120.1	$276.3
Mid-Atlantic	224	329	130.5	207.2
South	185	212	103.5	118.4
West	66	122	30.6	129.3

Total	653	1,003	$384.7	$731.2

PERCENTAGE OF COMPLETION (1)
North		24	$4.5	$15.3
South	(6)		(14.1)	2.2

Total	(6)	24	$(9.6)	$17.5

TOTAL
North	178	364	$124.6	$291.6
Mid-Atlantic	224	329	130.5	207.2
South	179	212	89.4	120.6
West	66	122	30.6	129.3

Total consolidated	647	1,027	$375.1	$748.7

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	At January 31,		At January 31,
	Units		$ (Millions)
BACKLOG	2008	2007	2008	2007
COMPLETED CONTRACT COMMUNITIES(2)
North	1,336	1,493	$966.7	$1,121.3
Mid-Atlantic	798	1,422	556.8	942.9
South	692	1,400	387.1	781.7
West	486	1,270	471.7	1,165.3

Total	3,312	5,585	$2,382.3	$4,011.2

PERCENTAGE OF COMPLETION(1)
North	21	288	$15.9	$189.4
South	8	76	25.0	116.2
Less revenue recognized on units
remaining in backlog			(24.3)	(166.9)

Total	29	364	$16.6	$138.7

TOTAL
North	1,357	1,781	$982.6	$1,310.7
Mid-Atlantic	798	1,422	556.8	942.9
South	700	1,476	412.1	897.9
West	486	1,270	471.7	1,165.3
Less revenue recognized on units
remaining in backlog			(24.3)	(166.9)

Total consolidated	3,341	5,949	$2,398.9	$4,149.9

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(1)	Percentage of Completion deliveries in the three-month periods ended January 31, 2008 and 2007 are provided below:
Deliveries for the three-month period ended January 31,

	2008	2007	2008	2007
	Units	Units	$ (MILL)	$ (MILL)
North	45	52	$27.3	$36.3
South	3		7.7

Total	48	52	$35.0	$36.3

(2)	Completed contract communities’ contracts and backlog include certain projects that have extended sales and construction cycles. Information related to these projects’ contracts signed in the three-month periods ended January 31, 2008 and 2007, and the backlog of undelivered homes at January 31, 2008 and 2007 are provided below:
Contracts – Three Months Ended January 31,

	2008	2007	2008	2007
	Units	Units	$ (Mill)	$ (Mill)
North	34	123	$32.0	$140.0
Mid-Atlantic	5	1	2.6	0.4
West	(27)	1	(13.6)	0.4

Total	12	125	$21.0	$140.8

Revenues — Three Months Ended January 31,

	2008	2007	2008	2007
	Units	Units	$ (Mill)	$ (Mill)
North	60		$68.2
Mid-Atlantic	18		6.8

Total	78	—	$75.0	—

Backlog at January 31,

	2008	2007	2008	2007
	Units	Units	$ (Mill)	$ (Mill)
North	507	379	$462.9	$383.9
Mid-Atlantic	59	59	25.8	24.0
West	22	27	16.8	18.6

Total	588	465	$505.5	$426.5

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Unconsolidated entities:

The Company has investments and advances to several entities that are accounted for using the equity method of accounting. Information on revenues, contracts signed and backlog are provided below:

	2008	2007	2008	2007
	Units	Units	$ (Mill)	$ (Mill)
Three months ended January 31,
Contracts	23	45	$17.8	$29.2
Revenue	15	27	$11.3	$20.6

Backlog at January 31,	116	43	$85.8	$26.7
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